Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-35396; 333‑116393; 333-143377; 333‑157661; 333‑181666; 333‑211965; 333‑225578; 333-256559; and 333-256561) on Form S-8 and the registration statement (No. 333-257078) on Form S-3ASR of our report dated December 16, 2022, with respect to the consolidated financial statements of Applied Materials Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP

Santa Clara, California
December 16, 2022
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